UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0508760
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, CA  90210

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.0001 per share	NYSE AMEX

Warrants, exercisable for Common Stock at an exercise price of $12.50 per share	NYSE AMEX

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-145110 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Kennedy-Wilson Holdings, Inc. (formerly Prospect Acquisition Corp.), a Delaware corporation (the “Company”) amends the Registration Statement on Form 8-A (File No. 001-33824) filed with the Securities and Exchange Commission on November 13, 2007. Prospect Acquisition Corp. (“Prospect”), KW Merger Sub Corp., a wholly-owned subsidiary of Prospect, and Kennedy-Wilson, Inc., a Delaware corporation (“Kennedy-Wilson”) entered an Agreement and Plan of Merger dated as of September 8, 2009, as amended on October 22, 2009 and October 26, 2009 (the “Merger Agreement”), whereby on November 13, 2009, KW Merger Sub Corp. merged with and into Kennedy-Wilson, with Kennedy-Wilson continuing as the surviving corporation and becoming a direct wholly-owned subsidiary of the Company.

By the terms of the Merger Agreement and the amendment to the warrant agreement that governs all Company warrants, at the Effective Time (as such term is defined in the Merger Agreement), the Company’s warrants were amended, as described in the section entitled “Description of Prospect Securities” in the proxy statement/prospectus included in Prospect’s Registration Statement on Form S-4 (File No. 333-162116), declared effective by the Securities and Exchange Commission on October 28, 2009, as amended from time to time (the “Registration Statement”), which is hereby incorporated by reference herein.  Any form of proxy statement/prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. EXHIBITS.

Exhibit No.	Description
3.1

Second Amended and Restated Certificate of Incorporation of Kennedy-Wilson Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 5 to the pre-effective Registration Statement on Form S-4 (File No. 333-162116) of Prospect Acquisition Corp. filed on October 28, 2009).

3.2

Amended and Restated Bylaws of Prospect Acquisition Corp. (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the pre-effective Registration Statement on Form S-4 (File No. 333-162116) of Prospect Acquisition Corp. filed on October 28, 2009).

4.1

Form of Amendment No. 1 to Warrant Agreement between Continental Stock Transfer & Trust Company and Prospect Acquisition Corp. (incorporated by reference to Exhibit 4.5 to Amendment No. 5 to the pre-effective Registration Statement on Form S-4 (File No. 333-162116) of Prospect Acquisition Corp. filed on October 28, 2009).

4.2

Form of Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 5 to the pre-effective Registration Statement on Form S-4 (File No. 333-162116) of Prospect Acquisition Corp. filed on October 28, 2009).

4.3

Form of Specimen Warrant Certificate of Kennedy-Wilson Holdings, Inc. (incorporated by reference to Exhibit 4.7 to Amendment No. 5 to the pre-effective Registration Statement on Form S-4 (File No. 333-162116) of Prospect Acquisition Corp. filed on October 28, 2009).

4.4	Form of Specimen Common Stock Certificate of Kennedy-Wilson Holdings, Inc., filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

	By:	/s/ Freeman Lyle
Freeman Lyle
Date: November 13, 2009		Chief Financial Officer